UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2024, Bruce Harmon resigned as Chief Financial Officer of Onconetix, Inc. (the “Company”), effective immediately. The Company and Mr. Harmon entered into a release agreement (the “Release Agreement”), which provides for two months of severance payment. The foregoing description of the Release Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 99.1  to this Current Report on Form 8-K and incorporated herein by reference.

On June 10, 2024, the Company appointed Karina M. Fedasz, 51, as Interim Chief Financial Officer of the Company, effective immediately. In connection with Ms. Fedasz’s appointment, the Company also engaged CFO Squad LLC for certain accounting services, effective June 7, 2024.

For more than two decades, Karina Fedasz has helped companies raise capital, model and forecast business, manage cash flow and conduct mergers and acquisitions. She is a dynamic, data-driven executive with a bold, high-growth mindset. From January 2023 to June 2024, Ms. Fedasz worked with various clients, including a not-for-profit and an early-stage artificial intelligence and data-driven health and wellness tracker. From February 2022 to December 2022, Ms. Fedasz served as Head of Business Development for Evofem Biosciences, a Nasdaq-listed public biotech company developing innovative products for women’s health. From August 2019 to October 2021, Ms. Fedasz served in various positions of increasing responsibility, including Chief Financial Officer, at IDW Media Holdings, a micro-cap media company, where she managed the company’s initial public offering. From April 2018 to August 2019, Ms. Fedasz served as Chief Financial Officer of MOCEAN, an integrated agency for entertainment, gaming, and brands. Ms. Fedasz’s breadth of experience has seen her lead teams in media, technology, services, manufacturing, and education, and she has worked with companies whose clients and customers include Fortune 500 companies such as Netflix, Disney, Amazon, Apple, Activision, and EA. Ms. Fedasz received an MBA with an emphasis in finance from Columbia Business School and a BA from University California at Los Angeles (UCLA). She holds an inactive CPA in the state of California.

Ms. Fedasz has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Compensation Committee of the Company's Board of Directors (the “Compensation Committee”) will determine compensatory arrangements for Ms. Fedasz at a later date, and the Company will promptly file an amendment to this Current Report on Form 8-K to report such compensatory arrangements once determined by the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Release Agreement, dated June 10, 2024, between the Company and Bruce Harmon.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: June 13, 2024	By:	/s/ Ralph Schiess
Ralph Schiess
Interim Chief Executive Officer

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